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                                                                   Exhibit 99.2

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             LARK TECHNOLOGIES, INC.

              FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

                                 ________, 2004

         The undersigned stockholder of Lark Technologies, Inc., a Delaware corporation ("Lark Technologies"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus each dated _______, 2004 and hereby appoints Carl W. Balezentis and Theresa I. Grider, or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Lark Technologies (the "Special Meeting") to be held on ____________, 2004 at 9:00 a.m., Central time, at Lark Technologies' offices located at 9441 West Sam Houston Parkway South, Suite 103, Houston, Texas 77099-1883, and at any adjournments or postponements thereof, with all power that the undersigned would possess if personally present, and to vote all shares of common stock, par value $.001 per share of Lark Technologies held of record by the undersigned as of the record date upon the proposal hereinafter specified and with discretionary authority upon such other matters as may properly come before the meeting. All previous proxies are hereby revoked.

         IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

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                                 (Reverse Side)

         PLEASE MARK VOTES AS IN THIS EXAMPLE.  [X]

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL SET FORTH BELOW.

         1. To adopt the Agreement and Plan of Merger among Genaissance Pharmaceuticals, Inc. ("Genaissance"), Brown Acquisition Corp., a wholly owned subsidiary of Genaissance, and Lark Technologies, and to approve the merger of Brown Acquisition Corp. with and into Lark Technologies, with Lark Technologies surviving as a wholly owned subsidiary of Genaissance.

             FOR [  ]     AGAINST [  ]     ABSTAIN [  ]

         2. To permit the proxies named herein to adjourn, from time to time, the Special Meeting to solicit sufficient votes to constitute a quorum at such meeting or to adopt the proposal referenced above.

             FOR [  ]     AGAINST [  ]

Date___________________, 2004                    ______________________________
                                                 (Signature)

                                                 ______________________________
                                                 (Signature)

NOTE: Please sign name as it appears on this Proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another similar capacity, please give full title as such. If a corporation, please print full corporation name and have authorized officer sign and indicate title. If a partnership, please print partnership name and have authorized person sign and indicate title. The person or entity signing above hereby revokes all proxies heretofore given by such person or entity to vote at such meeting or any adjournment or postponement thereof.

Please indicate any change of address: ----------------------------------------

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